Exhibit 10.5

NOTE CONVERSION AGREEMENT

This NOTE CONVERSION AGREEMENT (this “Agreement”) is made as of September 13, 2023 by and between Mountain Crest Acquisition Corp. V, a Delaware corporation (the “Company”), and Mountain Crest Global Holdings, LLC, a Delaware limited liability company (the “Holder”).

R E C I T A L S

WHEREAS, the Company issued the Holder a non-interest bearing promissory note in the aggregate principal amount of $300,000, dated February 15, 2023, and as amended May 16, 2023 (the “Note”);

WHEREAS, the Company and the Holder desire to convert the outstanding principal amount due under the Note to shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) with a conversion price of $4.00 per share;

WHEREAS, the Company wishes to convert the Note into 75,000 shares of Common Stock (the “Shares”);

WHEREAS, upon the conversion of the Note to the Common Stock, all obligations of the Company under the Note shall be extinguished; and

WHEREAS, the Company and the Holder are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants, agreements and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Conversion of Note into the Shares. The Company and the Holder acknowledge, agree, represent, warrant and covenant to each other as follows:

a. The Note shall be converted into 75,000 shares of Common Stock (the “Shares”). Within three (3) business days of the execution of this Agreement, the Company shall issue the Shares to the Holder in book-entry form and no certificate shall be issued therefor.

b. The Note is hereby amended to provide for the immediate conversion of the Note (in full satisfaction of the Note).

c. The Note and the debt shall be fully and wholly satisfied and extinguished, and the Note shall be canceled and of no further force or effect, and neither Holder, nor any person or entity claiming under, through or by right of Holder, nor any successor, assignee or other party, shall make any further claim against the Company relating to or arising out of the Note. A failure by Holder to deliver the original Note to the Company on or after the date of this Agreement shall not have the effect of giving the Holder, or any person or entity claiming under, through or by right of Holder, nor any successor, assignee or other party, any rights therein or thereto, and Holder shall indemnify and hold harmless the Company, and their respective employees, officers, directors and agents, from any and all losses which arise directly or indirectly as a result of Holder’s breach of the representations made in this Agreement and/or a failure to deliver the original Note to the Company which results in claims made therein, thereto or thereunder.

2. Registration Rights. The Company represents, warrants and agrees that with respect to the Shares, the Holder will have the following registration rights: (i) one demand registration of the sale of the Shares at the Company’s expense, and (ii) unlimited “piggyback” registration rights for a period of five (5) years after the closing of the Company’s initial business combination at the Company’s expense.

3. Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company as follows:

(a) The Holder has full power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement constitutes the Holder’s valid and legally binding obligation, enforceable in accordance with its terms.

(b) The Holder is the sole owner of the Note being delivered to the Company as consideration for the issuance of the Shares. The Note is being delivered to the Company free and clear of any and all liens, charges, encumbrances, security agreements, pledge agreements, conditional sales agreements or other obligations relating to the sale or transfer thereof.

(c) The Holder is acquiring the Shares for investment for the Holder’s own account and not with a view to, or for resale in connection with, any distribution thereof, and the Holder has no present intention of selling or distributing the Shares. The Holder understands that the Shares to be issued to the Holder have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act. The Holder is an “accredited investor” as that term is defined under the Securities Act.

(d) Restrictions on Resale.

(i) Legend. The Holder acknowledges that until registered under the Securities Act, the certificates representing the Shares shall bear the following or similar legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

(ii) Stop Order. The Holder further acknowledges that the Company reserves the right to place a stop order against the instruments representing the Shares and to refuse to effect any transfers thereof in the absence of an effective registration statement with respect to the Shares or in the absence of an opinion of counsel to the Company that such transfer is exempt from registration under the Securities Act and under applicable state securities laws.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder as follows:

(a) The Company has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement constitutes the Company’s valid and legally binding obligation, enforceable in accordance with its terms.

(b) The issuance of the Shares has been duly authorized by the Company and the Shares, when issued upon conversion of the Notes in accordance with the terms hereof, will be validly issued and outstanding, fully paid and nonassessable.

5. General.

(a) The parties agree that if changes to any terms of this Agreement are necessary to comply with applicable federal securities laws or regulations, or requirements of The Nasdaq Stock Market, LLC, or other national securities exchange, or over the counter market on which the Common Stock of the Corporation is listed, quoted and/or traded, the parties hereby agree to negotiate in good faith to amend this Agreement accordingly to be in compliance with such laws and regulations.

(b) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

(c) The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, transferees, heirs, legatees, executors, administrators and personal representatives of the parties hereto.

(d) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and this Agreement supersedes and renders null and void any and all other prior oral or written agreements, understandings or commitments pertaining to the subject matter hereof.

(e) This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which taken together, shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF, the parties have executed this Note Conversion Agreement as of the date first written above.

MOUNTAIN CREST ACQUISITION CORP. V

By:	/s/ Suying Liu
	Name:	Suying Liu
	Title:	Chief Executive Officer

HOLDER:

MOUNTAIN CREST GLOBAL HOLDINGS LLC

By:	/s/ Dong Liu
	Name:	Dong Liu
	Title:	Manager

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